UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2007

Javelin Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-31114	88-0471759

(State or other jurisdiction of	(Commission File Number) incorporation)	(I.R.S. Employer Identification No.)

125 CambridgePark Drive, Cambridge Massachusetts		02140

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (617) 349-4500

N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 17, 2007, the Board of Directors of Javelin Pharmaceuticals, Inc. (the “Company”) adopted certain amendments to the Amended and Restated Bylaws of the Company (the “Bylaws”), effective immediately (the “Bylaw Amendment”). The Bylaw Amendments were necessary due to rule changes promulgated by The American Stock Exchange that require AMEX-listed companies, including the Company, to ensure that their listed securities are eligible for participation in a direct registration system (“DRS”) by January 1, 2008. To comply with these rules, the Company must, among other things, be authorized to issue some or all of its listed securities in uncertificated form. The Bylaw Amendment amends and restates Sections 7.1, 7.3, 7.4 and 7.5 of Article VII of the Amended and Restated Bylaws. Prior to the Bylaw Amendments, the Bylaws required shares to be certificated and did not allow for the transfer of uncertificated shares.
     The foregoing description of the Bylaw Amendment is qualified in its entirety by reference to the Bylaw Amendment attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

3.1	First Amendment to the Amended and Restated Bylaws of Javelin Pharmaceuticals, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAVELIN PHARMACEUTICALS, INC.
	By:	/s/ Daniel B. Carr, M.D.
		Name:	Daniel B. Carr, M.D.
Dated: December 18, 2007		Title:	Chief Executive Officer

EXHBIT INDEX

Number	Document

3.1	First Amendment to the Amended and Restated Bylaws of Javelin Pharmaceuticals, Inc.